EXHIBIT 21

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of NTOP Holdings, L.L.C., IDT Domestic-Union, LLC, IDT Investments Inc., IDT Nevada Holdings, Inc., IDT Domestic Telecom, Inc., IDT Telecom, Inc., IDT Corporation and Howard S. Jonas on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to shares of Common Stock, par value $0.01 per share, of Net2Phone, Inc., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 3rd day of December 2003.

IT STOCK, LLC
By:	NTOP Holdings, L.L.C., its member
	By:	/s/ JOYCE J. MASON
		Name:	Joyce J. Mason
		Title:	Manager

NTOP HOLDINGS, L.L.C.
By:	/s/ JOYCE J. MASON
	Name:	Joyce J. Mason
	Title:	Manager

IDT DOMESTIC-UNION, LLC
By:	IDT Domestic Telecom, Inc., its managing member
	By:	/s/ MOTTI LICHTENSTEIN
		Name:	Motti Lichtenstein
		Title:	Chief Executive Officer

IDT INVESTMENTS, INC.
By:	/s/ BO YAN
	Name:	Bo Yan
	Title:	Acting President

IDT NEVADA HOLDINGS, INC.
By:	/s/ BO YAN
	Name:	Bo Yan
	Title:	Acting President

IDT DOMESTIC TELECOM, INC.
By:	/s/ MOTTI LICHTENSTEIN
	Name:	Motti Lichtenstein
	Title:	Chief Executive Officer

IDT TELECOM, INC.
By:	/s/ MOTTI LICHTENSTEIN
	Name:	Motti Lichtenstein
	Title:	Chief Executive Officer

IDT CORPORATION
By:	/s/ JAMES A. COURTER
	Name:	James A. Courter
	Title:	Chief Executive Officer

/s/ HOWARD S. JONAS

Howard S. Jonas